Exhibit 99.1

Amplitude Announces Fourth Quarter and Fiscal Year 2025 Financial Results

•
Annual Recurring Revenue was $366 million, up 17% year-over-year
•
Remaining performance obligations of $417.7 million, up 35% year-over-year
•
Fourth quarter revenue of $91.4 million, up 17% year-over-year
•
Fourth quarter Cash Flow from Operations of $12.8 million and Free Cash Flow of $11.2 million
•
Record full-year Cash Flow from Operations of $29.8 million and Free Cash Flow of $23.5 million

SAN FRANCISCO – February 18, 2026 – Amplitude, Inc. (Nasdaq: AMPL), the leading AI analytics platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.

"We're entering a new era of analytics—one where AI can monitor your product around the clock, and free up your team to focus on improving the experience,” said Spenser Skates, co-founder and CEO of Amplitude. "The real advantage is how quickly a team can learn, iterate, improve, and automate. Agentic analytics is the key."

"We ended the year with one of our highest Net New ARR quarters and a record Free Cash Flow for the full year. We continued to drive adoption of our platform with enterprise and multi-product customers now accounting for 74% of our total ARR," said Andrew Casey, CFO of Amplitude. "Looking at 2026, we will continue to focus on improving the use cases and access to Amplitude across enterprise organizations and consolidate point solutions into our platform."

Fourth Quarter 2025 Financial Highlights:

(in millions, except per share and percentage amounts)

	Fourth Quarter 2025	Fourth Quarter 2024	Y/Y Change
Annual Recurring Revenue	$366	$312	17%
Revenue	$91.4	$78.1	17%
GAAP Loss from Operations	$(19.1)	$(35.5)	$16.4
Non-GAAP Income from Operations	$4.2	$0.2	$4.0
GAAP Net Loss Per Share, Basic and Diluted	$(0.13)	$(0.26)	$0.13
Non-GAAP Net Income Per Share, Diluted	$0.04	$0.02	$0.02
Net Cash Provided by Operating Activities	$12.8	$3.2	$9.6
Free Cash Flow	$11.2	$1.5	$9.7

Fiscal Year 2025 Financial Highlights:

(in millions, except per share and percentage amounts)

	FY 2025	FY 2024	Y/Y Change
Annual Recurring Revenue	$366	$312	17%
Revenue	$343.2	$299.3	15%
GAAP Loss from Operations	$(96.0)	$(107.4)	$11.4
Non-GAAP Income (Loss) from Operations	$1.2	$(4.0)	$5.2
GAAP Net Loss Per Share, Basic and Diluted	$(0.67)	$(0.76)	$0.09
Non-GAAP Net Income Per Share, Diluted	$0.06	$0.06	$0.00
Net Cash Provided by Operating Activities	$29.8	$18.5	$11.3
Free Cash Flow	$23.5	$11.7	$11.8

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes and amortization of acquired intangible assets. Stock-based compensation expense and the related employer payroll taxes were $22.8 million in the fourth quarter of 2025 compared to

$35.5 million in the fourth quarter of 2024, and $95.6 million in the full year 2025 compared to $102.6 million in the full year 2024. Free cash flow is GAAP net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures. Reconciliations of historical GAAP to non-GAAP information are presented in the accompanying tables.

Fourth Quarter and Recent Business Highlights:

•
Introduced Global Agent, a system-wide AI analyst that continuously understands customer behavior across charts, experiments, and sessions, answers questions, explains why metrics move, and takes action in real time.
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Built Specialized Agents, purpose-built AI assistants that monitor dashboards, session replays, experiments, and feedback, automatically detect issues, investigate root causes, and recommend next steps.
•
Expanded Model Context Protocol (MCP), a shared behavioral intelligence layer that brings trusted Amplitude insights directly into tools like Claude, Cursor, Slack, and Figma, enabling teams to act on customer data without leaving their workflow.
•
Launched AI Feedback, the industry’s first customer feedback engine with a proprietary LLM process that automatically turns raw input into prioritized, actionable insights.
•
Acquired InfiniGrow, reinforcing Amplitude’s focus on helping marketers move faster, make smarter decisions, and drive business outcomes from a single platform.
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Annual Recurring Revenue was $366 million, an increase of 17% year-over-year and an increase of $18 million compared to the third quarter of 2025.
•
GAAP Net Loss per share was $(0.13), based on 133.8 million shares, compared to a loss of $(0.26) per share, based on 127.8 million shares, in the fourth quarter of 2024.
•
Non-GAAP Net Income per share was $0.04, based on 141.5 million diluted shares, compared to $0.02 per share, based on 135.7 million diluted shares, in the fourth quarter of 2024.
•
Cash Flow from Operations was $12.8 million, a $9.6 million increase year-over-year.
•
Free Cash Flow was $11.2 million, a $9.7 million increase year-over-year.
•
The number of customers with $100,000 or greater in ARR increased to 698, or 18% year-over-year growth.
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The number of customers with $1.0 million or greater in ARR increased to 56, or 33% year-over-year growth.
•
The Board of Directors approved an increase to the Company's share repurchase program, authorizing the repurchase of up to an additional $100 million of the Company’s Class A common stock, effective immediately.

Share Buyback:

The share repurchase program authorizes the repurchase of up to an additional $100 million of the Company’s outstanding Class A common stock, which is in addition to the previous authorization. Purchases under the share repurchase program may be made from time to time, in such amounts as management deems appropriate, through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, purchases through 10b5-1 trading plans, or by any combination of such methods. The timing and amount of any repurchases pursuant to the share repurchase program will be determined based on market conditions, share price, and other factors. The share repurchase program does not have an expiration date, does not require the Company to repurchase any specific number of shares of its Class A common stock, and may be modified, suspended, or terminated at any time without notice.

Financial Outlook:

The first quarter and full year 2026 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the first quarter and full year 2026, the Company expects:

	First Quarter 2026	Full Year 2026
Revenue	$91.7 - $93.7 million	$390.0 - $398.0 million
Non-GAAP Operating Income (Loss)	$(4.5) - $(2.5) million	$7.0 - $13.0 million
Non-GAAP Net Income (Loss) Per Share, diluted	$(0.02) - $(0.01)	$0.08 - $0.13
Weighted Average Shares Outstanding	135.1 million, basic	145.9 million, diluted

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its fourth quarter and fiscal year ended December 31, 2025, as well as the financial outlook for its first quarter and full year 2026 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the first quarter and full year 2026, the opportunity for the use of AI to drive value for the Company going forward, the Company’s growth strategy and business aspirations, the Company's market position and market opportunity, and the Company's share repurchase program. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, including as a result of the imposition of tariffs or other trade protection measures, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws; and the impact of sanctions related to Russia on the Company’s ability to collect receivables. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable

GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share:

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period-over-period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin:

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provide its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts, including certain premium services that are subject to contractual subscription terms and Plus customers that we expect to recur. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

About Amplitude:

Amplitude is the leading AI analytics platform that helps companies unlock the power of their products. Over 4,700 customers, including Atlassian, NBCUniversal, Under Armour, Square, and Jersey Mike’s, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s Fall 2025 Report. Learn how to optimize your digital products and business at amplitude.com.

Contacts

Investor Relations

John Streppa

ir@amplitude.com

Media Contact

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$81,119	$171,678
Restricted cash, current	—	881
Marketable securities, current	110,882	69,419
Accounts receivable, net	23,423	26,346
Prepaid expenses and other current assets	22,859	20,353
Deferred commissions, current	18,380	14,954
Total current assets	256,663	303,631
Marketable securities, non-current	60,543	57,242
Property and equipment, net	18,632	16,333
Intangible assets, net	6,376	4,364
Goodwill	25,180	24,370
Restricted cash, non-current	850	—
Deferred commissions, non-current	35,135	27,697
Operating lease right-of-use assets	9,045	5,286
Other non-current assets	8,260	6,988
Total assets	$420,684	$445,911
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,734	$991
Accrued expenses	37,124	33,851
Deferred revenue	121,888	109,671
Total current liabilities	164,746	144,513
Operating lease liabilities, non-current	6,882	1,772
Non-current liabilities	3,710	3,070
Total liabilities	175,338	149,355
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	791,146	754,398
Accumulated other comprehensive income	589	6
Accumulated deficit	(546,390)	(457,849)
Total stockholders’ equity	245,346	296,556
Total liabilities and stockholders’ equity	$420,684	$445,911

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Revenue	$91,427	$78,131	$343,214	$299,272
Cost of revenue (1)	23,196	19,806	89,286	76,924
Gross profit	68,231	58,325	253,928	222,348
Operating expenses:
Research and development (1)	$23,343	$34,430	$97,582	$97,565
Sales and marketing (1)	48,626	42,482	188,033	168,306
General and administrative (1)	15,324	16,918	64,318	63,860
Total operating expenses	87,293	93,830	349,933	329,731
Loss from operations	(19,062)	(35,505)	(96,005)	(107,383)
Other income (expense), net	2,354	3,333	10,670	14,855
Loss before provision for (benefit from) income taxes	(16,708)	(32,172)	(85,335)	(92,528)
Provision for (benefit from) income taxes	948	418	3,206	1,791
Net loss	$(17,656)	$(32,590)	$(88,541)	$(94,319)
Net loss per share
Basic and diluted	$(0.13)	$(0.26)	$(0.67)	$(0.76)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	133,794	127,759	131,976	123,900

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Cost of revenue	$1,348	$1,891	$5,489	$6,472
Research and development	7,054	20,316	32,348	44,421
Sales and marketing	9,190	8,268	36,783	32,119
General and administrative	4,315	4,630	17,505	17,007
Total stock-based compensation expense	$21,907	$35,105	$92,125	$100,019

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(17,656)	$(32,590)	$(88,541)	$(94,319)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,477	1,970	9,605	6,107
Stock-based compensation expense	21,907	35,105	92,125	100,019
Other	948	316	2,094	283
Non-cash operating lease costs	1,063	1,038	4,395	3,985
Changes in operating assets and liabilities:
Accounts receivable	11,305	2,908	2,772	2,205
Prepaid expenses and other current assets	776	4,911	(1,859)	(2,324)
Deferred commissions	(3,878)	(2,047)	(10,864)	(4,264)
Other noncurrent assets	(210)	450	(1,272)	(3,181)
Accounts payable	152	(1,680)	4,690	(1,987)
Accrued expenses	6,176	(77)	9,112	10,516
Deferred revenue	(9,646)	(5,979)	12,217	6,354
Operating lease liabilities	(579)	(1,169)	(4,650)	(4,888)
Net cash provided by (used in) operating activities	12,835	3,156	29,824	18,506
Cash flows provided by (used in) investing activities:
Cash received from maturities of marketable securities	30,000	2,500	71,283	93,750
Purchase of marketable securities	(16,488)	(127,918)	(116,808)	(146,270)
Purchase of property and equipment	(185)	(746)	(1,621)	(1,725)
Capitalization of internal-use software costs	(1,466)	(883)	(4,725)	(5,053)
Cash paid for acquisitions, net of cash acquired	65	(16,068)	(3,029)	(16,068)
Issuance of bridge loan	(183)	—	(183)	—
Net cash provided by (used in) investing activities	11,743	(143,115)	(55,083)	(75,366)
Cash flows provided by (used in) financing activities:
Proceeds from the exercise of stock options	886	903	4,881	6,506
Cash received for tax withholding obligations on equity award settlements	1,073	355	4,276	4,578
Cash paid for tax withholding obligations on equity award settlements	(10,146)	(7,066)	(42,677)	(31,025)
Cash paid for acquisition holdback	(1,072)	—	(1,072)	—
Repurchase of common stock	(16,458)	—	(30,739)	—
Net cash provided by (used in) financing activities	(25,717)	(5,808)	(65,331)	(19,941)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,139)	(145,767)	(90,590)	(76,801)
Cash, cash equivalents, and restricted cash at beginning of the period	83,108	318,326	172,559	249,360
Cash, cash equivalents, and restricted cash at end of the period	$81,969	$172,559	$81,969	$172,559

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$68,231	$58,325	$253,928	$222,348
Plus: stock-based compensation expense and related employer payroll taxes	1,348	1,891	5,489	6,472
Plus: amortization of acquired intangible assets	379	158	1,125	490
Non-GAAP gross profit	$69,958	$60,374	$260,542	$229,310
GAAP gross margin	74.6%	74.7%	74.0%	74.3%
Non-GAAP adjustments	1.9%	2.6%	1.9%	2.3%
Non-GAAP gross margin	76.5%	77.3%	75.9%	76.6%
Reconciliation of operating expenses
GAAP research and development	$23,343	$34,430	$97,582	$97,565
Less: stock-based compensation expense and related employer payroll taxes	(7,277)	(20,479)	(33,796)	(45,644)
Non-GAAP research and development	$16,066	$13,951	$63,786	$51,921
GAAP research and development as percentage of revenue	25.5%	44.1%	28.4%	32.6%
Non-GAAP research and development as percentage of revenue	17.6%	17.9%	18.6%	17.3%
GAAP sales and marketing	$48,626	$42,482	$188,033	$168,306
Less: stock-based compensation expense and related employer payroll taxes	(9,769)	(8,394)	(38,193)	(33,015)
Less: amortization of acquired intangible assets	(66)	(113)	(411)	(244)
Non-GAAP sales and marketing	$38,791	$33,975	$149,429	$135,047
GAAP sales and marketing as percentage of revenue	53.2%	54.4%	54.8%	56.2%
Non-GAAP sales and marketing as percentage of revenue	42.4%	43.5%	43.5%	45.1%
GAAP general and administrative	$15,324	$16,918	$64,318	$63,860
Less: stock-based compensation expense and related employer payroll taxes	(4,404)	(4,709)	(18,149)	(17,514)
Non-GAAP general and administrative	$10,920	$12,209	$46,169	$46,346
GAAP general and administrative as percentage of revenue	16.8%	21.7%	18.7%	21.3%
Non-GAAP general and administrative as percentage of revenue	11.9%	15.6%	13.5%	15.5%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(19,062)	$(35,505)	$(96,005)	$(107,383)
Plus: stock-based compensation expense and related employer payroll taxes	22,798	35,473	95,627	102,645
Plus: amortization of acquired intangible assets	445	271	1,536	734
Non-GAAP income (loss) from operations	$4,181	$239	$1,158	$(4,004)
GAAP operating margin	(20.8%)	(45.4%)	(28.0%)	(35.9%)
Non-GAAP adjustments	25.4%	45.7%	28.3%	34.5%
Non-GAAP operating margin	4.6%	0.3%	0.3%	(1.3%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(17,656)	$(32,590)	$(88,541)	$(94,319)
Plus: stock-based compensation expense and related employer payroll taxes	22,798	35,473	95,627	102,645
Plus: amortization of acquired intangible assets	445	271	1,536	734
Less: income tax effect of non-GAAP adjustments	—	(152)	—	(571)
Non-GAAP net income (loss)	$5,587	$3,002	$8,622	$8,489
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.13)	$(0.26)	$(0.67)	$(0.76)
Non-GAAP adjustments to net income (loss)	0.17	0.28	0.74	0.83
Non-GAAP net income (loss) per share, basic	$0.04	$0.02	$0.07	$0.07
Non-GAAP net income (loss) per share, diluted	$0.04	$0.02	$0.06	$0.06
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	133,794	127,759	131,976	123,900
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted(1)	141,471	135,714	141,093	131,973

Note: Certain figures may not sum due to rounding

(1) For the three and twelve months ended December 31, 2025 and December 31, 2024, the weighted average shares used in the GAAP per share calculation excludes 7.7 million shares, 9.1 million shares, 8.0 million shares, and 8.1 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$12,835	$3,156	$29,824	$18,506
Less:
Purchases of property and equipment	(185)	(746)	(1,621)	(1,725)
Capitalization of internal-use software costs	(1,466)	(883)	(4,725)	(5,053)
Free cash flow	$11,184	$1,527	$23,478	$11,728
Net cash provided by (used in) operating activities margin	14.0%	4.0%	8.7%	6.2%
Non-GAAP adjustments	(1.8%)	(2.1%)	(1.8%)	(2.3%)
Free cash flow margin	12.2%	2.0%	6.8%	3.9%

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Annual Recurring Revenue (ARR)	$298	$312	$320	$335	$347	$366
Dollar-based Net Retention Rate (NRR)	98%	100%	101%	104%	104%	105%
Dollar-based Net Retention Rate (NRR TTM)	97%	97%	98%	99%	102%	104%